Exhibit 24.1

Power of Attorney

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited (“the Corporation”), a Netherlands Antilles corporation, hereby appoints Simon Ayat, Howard Guild and Ellen Summer, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission the Form 10-K Annual Report under the Securities Exchange Act of 1934 for the year ending 2007, and any amendment or amendments to any such Form 10-K Annual Report, and any agreements, consents or waivers relative thereto, and to take any and all such other action for and in the name and place and stead of the undersigned as may be necessary or desirable in connection with any such Form 10-K Annual Report.

/s/ Philippe Camus Philippe Camus Director	/s/ Leo Rafael Reif Leo Rafael Reif Director

/s/ Jamie S. Gorelick	/s/ Didier Primat
Jamie S. Gorelick Director	Didier Primat Director

/s/ Andrew Gould	/s/ Tore Sandvold
Andrew Gould Director Chairman and Chief Executive Officer	Tore Sandvold Director

/s/ Tony Isaac	/s/ Nicolas Seydoux
Tony Isaac Director	Nicolas Seydoux Director

/s/ Nikolay Kudryavtsev	/s/ Linda G. Stuntz
Nikolay Kudryavtsev Director	Linda G. Stuntz Director

/s/ Adrian Lajous	/s/ Michael E. Marks
Adrian Lajous Director	Michael E. Marks Director

Date: January 17, 2008

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